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                                                                  Exhibit 10.28


                    ACCOUNTS RECEIVABLE FINANCING AGREEMENT

                                From:  Kewaunee Scientific Corporation
                                       2700 West Front Street
                                       Statesville, North Carolina 28677


To:  The CIT Group/Business Credit, Inc.
     P.O. Box 30337
     Charlotte, North Carolina 28231

Gentlemen:

     We hereby apply to you for loans and other financial accommodations and, in consideration of your extending the same on one or more occasions, in your sole discretion in each instance, the following shall constitute the accounts receivable financing agreement between us.

                                I.  DEFINITIONS

     1.1 All terms defined in Articles 1 or 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined herein.

     1.2 "Receivables" shall mean and include all of our accounts, instruments, documents, chattel paper and general intangibles, whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically sold or assigned to you hereunder.

     1.3 "Eligible Receivables" shall mean such Receivables arising in the ordinary course of our business and which you, in your sole credit judgment, deem to be Eligible Receivables. To be an Eligible Receivable, such Receivable must be subject to your perfected security interest and no other lien or security interest, and must be evidenced by an invoice or other documentary evidence satisfactory to Lender. In addition, no Receivable shall be an Eligible Receivable if:

     (i) it arises out of a sale made by us to an affiliate of ours or to a person controlled by an Affiliate of ours; or

     (ii) it is due or unpaid more than ninety (90) days after the original invoice date; or
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     (iii) fifty percent (50%) or more of the Receivables from the Account
           Debtor are not deemed Eligible Receivables (due to any of the reasons set forth in (i) through (iv). Such percentage may, in your sole discretion be increased or decreased from time to time; or

      (iv) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached; or

       (v) the Account Debtor is also our creditor or supplier (unless prior to your acceptance, a non-offset letter has been received by and is, in your sole opinion, accepted by you), or the Account Debtor has disputed liability, or the Account Debtor has made any claim with respect to any other Receivable due from such Account Debtor to us, or the Receivable otherwise is or may become subject to any right of setoff by the Account Debtor; or

      (vi) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or if any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

     (vii) the sale is to an Account Debtor outside the continental United States, unless the sale is on letter of credit, guaranty or acceptance terms in each case acceptable to you in its sole discretion; or

    (viii) the sale to the Account Debtor is on a bill-and-hold (unless bill-and-hold documentation satisfactory to you has been executed), guaranteed sale, sale-and-return,

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          sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper; or

     (ix) you believe, in your sole judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Account Debtor's financial inability to pay; or

     (x) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless we assign our right to payment of such Receivable to you pursuant to the Assignment of Claims Act of 1940, as amended; or

     (xi) the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Receivable have not been performed by us and accepted by the Account Debtor or the Receivable otherwise does not represent a final sale; or

    (xii) the Receivables of the Account Debtor exceed a credit limit determined by you, in your sole discretion, to the extent such Receivable exceeds such limit; or

   (xiii) the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim or if the Receivable is contingent in any respect or for any reason; or

    (xiv) we have made any agreement with any Account Debtor for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto; or

     (xv) the Receivable represents a retention amount due from the Account Debtor, such retention amount will not be an Eligible Receivable; or

    (xvi) the Receivable is covered under a bonding arrangement by a bonding company on behalf of an Account Debtor.

     1.4 "Net Amount of Eligible Receivables" shall mean and include the gross amount of Eligible Receivables less returns,

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discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

     1.5 "Collateral" shall mean and include: (a) all of our Receivables and any other items of real or personal property in which we have granted or may in the future grant a security interest to you hereunder, in any supplement hereto or otherwise; (b) all of our right, title and interest in and to the goods or other property represented by, or which by sale have resulted in, or securing any of the Receivables, including, without limitation, all returned, reclaimed or repossessed goods or other property; (c) all of our rights and remedies as an unpaid vendor or lienor, including stoppage in transit, replevin, repossession and reclamation; (d) all additional amounts due to us from any Customer, irrespective of whether such additional amounts have been specifically assigned to you; (e) all of our rights, title and interest in and to, and all of our rights, remedies, security interests and liens under, guaranties or other contracts of suretyship, security agreements or mortgages on real or personal property, deposits, leases or other agreements or property securing or relating to any of the items referred to in subparagraph (a) hereof, or acquired for the purpose of securing and enforcing any of such items; (f) all moneys, securities and other property and the proceeds thereof, now or hereafter held or received by, or in transit to you from or for us, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of our deposits (general or special), balances, sum and credits with, and all of our claims against, you at any time existing; (g) all books, records, ledger cards and other property and general intangibles at any time evidencing or relating to Receivables ("Records"); and (h) all proceeds of any of the foregoing in whatever form, including, without limitation, any claim against third parties for loss or damage to or destruction of any or all of the foregoing and cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or other documents.

     1.6 "Customer" shall mean and include each Account Debtor or obligor in any way obligated on or in connection with any Receivable.

     1.7 "Obligation" shall mean and include any and all of our indebtedness, liabilities and obligations to you of every kind, nature and description, direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due,

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now existing or hereafter arising, regardless of how they arise or were acquired or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including but not limited to all amounts owing by us to you by reason of purchases made by us from other concerns, factored or financed by you, and all amounts of charges, commissions, interest, costs, expenses and attorneys' fees chargeable in connection with all of the foregoing (all of which amounts, whether or not matured and whether or not disputed, may be charged to our account hereunder, without prior notice to us), and all obligations to perform acts or refrain from taking any action.

     1.8 "Chemical Rate" shall mean the per annum rate of interest publicly announced by Chemical Bank in New York, New York, from time to time as its prime rate. (The prime rate is not intended to be the lowest rate of interest charged by Chemical Bank to its borrowers.)

     1.9  "Business Day" means a day upon which bank referred to in paragraph
5.1 below is open for the general transaction of business.

                        II.  GRANT OF SECURITY INTEREST

     2.1 To secure the prompt payment, performance and observance in full of all Obligations, we hereby pledge, transfer, set over and assign to you, and grant to you a continuing general security interest in, a lien upon and a right of setoff against, all of our Collateral. Records shall, until delivered to or removed by you, be kept by us in trust for you and without cost to you in appropriate containers in safe places. Each confirmatory assignment schedule or other form of assignment at any time executed by us shall be deemed to include the foregoing whether or not same appears therein. However, you agree that you will, when notified in writing and acknowledged by you, subordinate your rights in accounts receivable that are covered under a bonding arrangement to the respective bonding company.

     2.2 We will, upon the creation of each Receivable, or at such intervals as you may from time to time require, provide you with: (a) confirmatory assignment schedules; (b) copies of all documents evidencing the sale and delivery of goods or the performance of services which created any Receivables, including but not limited to contracts, orders, invoices, bills of lading,

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warehouse receipts, delivery tickets and shipping receipts; and (c) such further schedules and/or information as you may reasonably require. The items to be provided under this paragraph are to be in form satisfactory to you and are executed and delivered to you from time to time solely for your convenience in maintaining records of the Collateral; our failure to give any of such items to you or to otherwise comply with the provisions hereof shall not affect, terminate, modify or otherwise limit your lien or security interest in the Collateral, or our representations, warranties or covenants under this Agreement.

                          III.  ADVANCES AND INTEREST

     3. Subject to the terms and conditions of this Agreement, including those pertaining to the discretionary nature of advances hereunder, you agree to make a Maximum Credit Facility of up to $8,500,000 available for our request therefor, as follows:

     3.1 You will make revolving credit advances to us, at your discretion, in amounts up to the sum of (a) eighty percent (80%) of the amount of our Net Amount of Eligible Receivables, plus (b) fifty percent (50%) of the value of our Eligible Inventory calculated on the basis of the lower of cost or market, with cost calculated on a first in first out basis. In no event shall advances against Eligible Inventory exceed $2,500,000 nor shall the aggregate revolving credit advances and letters of credit issued or guaranteed in accordance with
Section 3.2 exceed $8,500,000 from time to time outstanding. You may, in the exercise of your discretion, at any time and from time to time, increase or decrease the amount of the total facility, and/or the advance percentages to be applied to our Eligible Receivables hereinbefore set forth, and, in the event such amounts, or percentages are decreased, such decrease shall become effective immediately for the purpose of calculating the amount which you may be willing to advance or to allow to remaining outstanding against Eligible Receivables and Inventory.

     3.2 You will, at your discretion, issue your letters of credit for the account of us or guarantee the payment of or performance by us under letters of credit not exceeding $1,500,000 in aggregate face amount at any time outstanding. Credit extended under this provision will be deducted from credit available under Section 3.1 above.

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     3.3  All loans and advances by you to us under this Agreement shall constitute one obligation of ours, secured by your security interest in all of the Collateral granted hereunder, and by all other security interests, liens, claims and encumbrances heretofore, now or at any time or times hereafter granted by us to you. All loans or advances shall be disbursed by you from your office specified above, shall be charged to our account on your books, and shall be payable on demand at such office or at such other place as you may from time to time designate.

     3.4 Interest shall be payable by us upon the greater of a minimum loan of $3,000,000 or the average of the actual daily loan balance outstanding during each calendar month at a rate (computed on the basis of the actual number of days elapsed over a year of 360 days) of 1.00% per annum in excess of the "Chemical Rate" but in no event less than 8.00% per annum. ("Chemical Rate" is defined as the per annum rate of interest publicly announced by Chemical Bank to its borrowers.) Any change in the rate of interest hereunder due to a change in said Chemical Rate shall take effect on the day such change in the Chemical Rate becomes effective. Interest shall be charged on: all advances, all charges hereunder, and any debit balance in our account. You shall be entitled to charge our account at the rate provided for herein until all Obligations have been paid in full. All such interest shall be due and payable on the first day of each month in arrears and shall be charged by you to our account and shall be included in each monthly statement of our account. Such interest shall be deemed paid by the first amounts subsequently credited to our account.

     3.5 Examination fees of $500.00 per month will be charged by you plus actual examination costs incurred during the periodic examinations of our Lockhart, Texas location and paid by us. Such fees shall be due and payable on the first day of each month and shall be charged by you to our account as of such first day of each month. Such examination fees shall be deemed to be earned in full on the date when due and shall not be subject to rebate of or proration for any reason. The number of examinations conducted will be in your sole discretion.

     3.6 A Letter of Credit Guaranty Fee of .25% per month times the maximum total amount of Letter of Credit Guarantees outstanding during the month will be charged by you and paid by us. Such fees shall be due and payable on the first day of each

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month and shall be charged by you to our account as of such first day of the month.

     3.7 A facility fee equal to $60,000 shall be deemed payable by us to you on the effective date of this Agreement and on each anniversary date thereof. Such facility fee shall be deemed earned when due and shall not be subject to rebate or proration for any reason.

     3.8 A loan closing fee of $5,000 would be charged by you and paid by us on the effective date of this Agreement to offset your costs for preparing, closing, and recording the security agreements and documents required for the Credit Facility.

     3.9 In addition to the Loan Closing Fee and other fees set forth above we shall pay any additional costs, fees or expenses incurred by you including, without limitation, all out-of-pocket expenses paid or incurred by you in connection with the negotiation, preparation, execution, administration, modification or enforcement of this Agreement or any of the transactions contemplated thereby (including, without limitation, reasonable attorneys' fees and expenses, search and filing fees, wire transfer fees, appraisal fees and travel and living expenses). All such expenses shall be paid by us to you within ten days following your request.

     3.10 You will render to us each month a statement of our account which shall be deemed to be correct and accepted by and binding upon us as an account stated except to the extent that you receive a written statement of our specific exceptions within thirty (30) days after such statement has been rendered to us.

                 IV.  REPRESENTATIONS, COVENANTS AND WARRANTIES

     We hereby make the following representations, covenants and warranties which shall survive the execution and delivery of this Agreement, shall be deemed to be incorporated by reference in each confirmatory assignment schedule or other form of assignment submitted by us to you and shall be deemed repeated and confirmed with respect to each item of Collateral as it is created or otherwise acquired by us.

     4.1 The execution, delivery and performance hereof are within our corporate powers, have been duly authorized, are not in contravention of law or the terms of our certificate of incorporation or bylaws, or of any indenture, agreement or

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undertaking to which we are a party or by which we or our properties are bound.

     4.2 With respect to each item of Collateral at the time your security interest attaches thereto: (a) we shall be the sole owner, free and clear of all liens, claims, security interests and encumbrances except in your favor (or in favor of the respective bonding companies as released by you upon written notification from us and acknowledged by you with respect to accounts receivable that are covered under a bonding arrangement), and fully authorized to sell, transfer, pledge and grant a security interest in, such item of Collateral; (b) each Receivable shall be a valid and legally enforceable account representing an undisputed bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale and delivery upon the specified terms of goods sold by us, or rendition of services rendered by us; (c) no Receivable is or shall be subject to any defense, offset, counterclaim, discount or allowance except as may be stated in the copy of the invoice delivered by us to you; (d) no agreement under which any deduction, discount, credit or allowance of any kind may be granted or allowed shall have been or shall thereafter be made by us with any Customer except in keeping with our ordinary course of business which practices have been made known to you and as indicated in writing to you at or before the time such agreement is made; (e) all statements made and all unpaid balances appearing in the invoices, documents and agreements relating to each Receivable shall be true and correct in all respects what they purport to be; (f) all signatures and endorsements that appear thereon shall be genuine and all signatories and endorsers shall have full capacity to contract; and (g) none of the transactions underlying or giving rise to any item of Collateral shall violate any applicable state or federal laws or regulations, and all documents relating to such item of Collateral shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms.

     4.3 All recording, filing and other requirements of giving public notice under any applicable law or ordinance have been duly complied with by us. We will from time to time, at our expense, perform all acts and execute all documents requested by you, including the obtaining, executing, delivering or filing financing statements, landlord's or mortgagee's waivers, and

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other notices, and amendments and renewals thereof, in order to create, perfect, maintain and enforce a valid first lien upon, pledge of, or security interest in all of the Collateral in your favor. You are authorized to file financing statements without our signature as specified by the Uniform Commercial Code to perfect or maintain your security interest in all of the Collateral. All charges, expenses and fees you may incur in obtaining or filing any of the foregoing shall be charged to our account and added to the Obligations.

     4.4 We shall not pledge, sell, assign, transfer, create or suffer to exist any security interest in or other lien or encumbrance on any part of the Collateral or grant or suffer to exist any security interest in or other lien or encumbrance on any of our inventory or other assets to anyone other than you, without your prior written consent. We hereby agree to defend the same against any and all persons whatsoever.

     4.5 Each customer, guarantor or endorser is to the best of our knowledge solvent and will continue to be fully able to pay all Receivables on which he is obligated in full when due.

     4.6 We shall maintain our books, records and accounts in accordance with generally accepted accounting principles consistently applied. We shall, at any time and from time to time, furnish to you such balance sheets, earnings statements, financial statements and other reasonable information regarding our business affairs and financial condition, including, without limitation, schedules, agings and reports, as you may request and in any event we shall furnish you: (i) as soon as possible, but not later than ninety (90) days after the close of each of our fiscal years, our and our consolidated subsidiaries audited financial statements as of the end of such year, on a consolidated and consolidating basis; audited by a firm of independent certified public accountants of recognized standing, selected by us and acceptable to you and;
(ii) as soon as possible, but not later than thirty (30) days after the end of each month hereafter, our and our consolidated subsidiaries unaudited interim consolidated financial statements as of the end of such month and of the portion of our fiscal year then elapsed, on a consolidated and consolidating basis, certified by our principal financial officer prepared in accordance with generally accepted accounting principles and fairly presenting the consolidated financial position and results of our and our consolidated subsidiaries operations for such month and period.

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     All such financial statements do or shall fairly present our financial condition as of the dates thereof or the results of our operations for the periods for which the same are furnished. All such other information is or shall be, at the time the same is so furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to give you a true and accurate knowledge of the subject matter thereof.

     4.7 We hereby irrevocably authorize and direct all accountants and auditors employed by us at any time prior to or during the term of this Agreement to exhibit and deliver to you, upon your request, copies of any of our financial statements, trial balances or other accounting records of any sort in their possession, and to disclose to you an information they may have concerning our financial condition and business operations.

     4.8 Our Records and chief executive office shall be kept at our address as it appears at the head of this Agreement. We shall immediately notify you of any change in our name, place of business, or corporate structure.

     4.9 We shall from time to time make such payments to you as you shall request so that the aggregate balance in our loan account shall not at any time exceed the applicable percentage of the Net Amount of Eligible Receivables plus Net Amount of Eligible Inventory at such time.

               V.  CUSTODY, INSPECTION, COLLECTION AND HANDLING

                           OF COLLATERAL AND RECORDS

     5.1 Until our authority to do so is curtailed or terminated (which you may do at any time when you in your sole discretion may deem it to be in your best interests to do so), we will, at our own cost and expense but on your behalf and for your account, collect and otherwise enforce as your property and in trust for you, all remittances and all amounts unpaid on Receivables, and shall not commingle such collections with our own funds or use the same for any purpose. We will open a Lock Box at a Bank approved by you pursuant to an agreement acceptable to you, and which is titled to reflect your ownership of the fund in order to receive all payments from our customers reported to you by us and which are confirmed by a collection report promptly forwarded by us to you. Payments received into the Lock Box will be immediately deposited into your account at this Bank. This Lock Box arrangement shall be maintained at our sole cost and expense.

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As to all such collections, including all prepayments by Customers, we shall receive in trust, and deliver to you in original form, duly endorsed by us for deposit with you, and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of indebtedness. All amounts received by you in payment of Receivables shall be credited to our account for availability, pursuant to the terms set forth in this Agreement, on the business day reported to you as received by us, which we will confirm by a collection report, forwarded to you within five (5) business days. However, you shall be permitted to charge our account for (3) Business Days interest for collection and clearance of any such amounts. We understand that a payment to us is at all times conditional upon final payment to you. At any such curtailment or termination of our authority, or at any other time and without any cause or notice thereof to us, you shall have the right to send notice of assignment or notice of your security interest to any Customers or any other persons obligated on, holding or otherwise concerned with any of the Collateral, and thereafter you shall have the sole right to collect the Receivables and/or take possession of the Collateral and the Records and all other books and records relating thereto. Any and all of your collection expenses, including but not limited to attorneys' fees, stationery and postage, telephone and telegraph, secretarial and clerical expenses.

     5.2 We shall keep and maintain, at our cost and expense, books and records pertaining to the Collateral in such detail, form and scope as you shall from time to time require. We will mark our Records with appropriate notations satisfactory to you, disclosing that such Collateral has been pledged, sold, assigned, mortgaged and transferred to you and that we have granted to you a security interest therein.

     5.3 At all reasonable times, you shall have full access to, and the right to check, inspect, examine and make abstracts and copies from, our Records and all other books, records, audits, correspondence and papers relating to the Collateral, the right to confirm and verify all Receivables and the right to do whatever you may deem necessary to preserve or protect your interests in the Obligations and the Collateral, and, in furtherance thereof, you may without cost or expense to you use such of our personnel, supplies and space as may be reasonably necessary. You or your agents may enter upon any of our premises at any time and from time to time during business hours for the

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purpose of inspecting the Collateral and any and all records pertaining thereto.
At any time you may take possession of and remove or require us to deliver any or all such records.

     5.4 We shall, immediately upon obtaining knowledge thereof, report to you: any reclamation, return or repossession of goods; any claim or dispute asserted by any Customer or other obligor; any loss or destruction of, or substantial damage to, any of the Collateral; and any other matter affecting the value, enforceability or collectibility of any of the Collateral. Except in the normal course of business and consistent with our historical practices, we shall not, without your consent, settle, compromise or adjust any Receivable (or extend the time for payment thereof) or grant any additional discounts, allowances or credits thereon.

     5.5 We hereby constitute you and any agent and designee, as our attorney-in-fact, at our own cost and expense, to exercise at any time all or any of the following powers, which being coupled with an interest, shall be irrevocable until all Obligations have been paid in full: to receive, take, endorse, assign, deliver, accept and deposit, in your name or ours, any and all checks, notes, remittances, drafts and other documents and instruments and documents relating to the Collateral; to receive, open and dispose of all mail addressed to us and relating to the Collateral and to notify postal authorities to change the address for delivery of mail to such address as you may designate; to transmit to Customers notice of your interest in the Receivables and to request from Customers at any time, in your name or ours or that of your designee, information concerning the Receivables; to notify Customers to make payment directly to you; to execute in our name and on our behalf any financing statements or amendments thereto; and to take or bring, in your name or ours, all steps, actions or proceedings deemed by you necessary or desirable to effect collection of the Collateral or to preserve, protect or enforce your interest therein. You and said attorney, agent or designee shall not be liable for any acts of omission or commission, nor for any error of judgment or mistake of fact or law.

     5.6 Nothing herein contained shall be construed to constitute us as your agent for any purpose whatsoever. You shall not be responsible nor liable for any shortage, discrepancy, damage, loss or destruction of any Collateral wherever the same may be located and regardless of the cause thereof. You shall

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not, under any circumstances or in any event whatsoever, have any liability for an error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof or for any damage resulting therefrom. You may, without notice to or consent from us, sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Receivables or any securities, instruments or insurance applicable thereto and release the obligor thereon. You are authorized and empowered to accept the return of goods represented by any of the Receivables, without notice to or consent by us, all without discharging or in any way affecting our liability hereunder. You do not, by anything herein or in any assignment or otherwise, assume any of our obligations under any contract or agreement assigned to you, and you shall not be responsible in any way for the performance by us of any of the terms and conditions thereof.

     5.7 We shall pay when due all premiums on any life insurance policies assigned to you as Collateral and on all other insurance policies required to be maintained by us under this Agreement, any supplement hereto, or otherwise. We shall also pay when due and discharge all taxes, assessments, contributions and other charges upon or against us or our properties or assets, including the Collateral. If any such premium, tax, assessment, contribution or other charge remain unpaid after the date fixed for the payment of same, or if any lien shall be claimed, you may without notice to us pay such premium, tax, assessment, contribution, charge or claim, and the amount thereof shall be payable on demand and, until paid by us, shall be charged to our account and added to and deemed part of the Obligations.

     5.8 We shall be liable for any tax or penalty imposed upon any transaction under this Agreement or giving rise to the Receivables or which you may be required to withhold or pay for any reason and we agree to indemnify and hold you harmless with respect thereto, and to repay to you on demand the amount thereof, and until paid by us shall be added to and deemed part of the Obligations. If any Receivable includes a charge for any tax payable to any governmental tax authority, you are hereby authorized in your discretion to pay the amount thereof to the proper taxing authority for our account and to charge our account therefor. We shall notify you if any Receivable includes any tax due to any such taxing authority and in the absence of our

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

notice, you shall have the right to retain the full proceeds of such Receivable.

     5.9 We shall comply with all laws, rules, regulations and orders of any legislative, administrative or judicial body or official, applicable to our properties and assets, including the Collateral, or to the operation of our business.

     5.10 You have the right at any time and from time to time to employ and have present on any of our premises one or more custodians selected by you each of whom shall have the right to exercise any and all of your rights hereunder. We hereby agree to cooperate with any such custodian and to do whatever you may reasonably request by way of leasing warehouses or otherwise preserving the Collateral. All expenses incurred by you by reason of the employment of the custodian shall be payable on demand and, until paid by us, shall be charged to our account and added to and deemed part of the Obligations.

     5.11 You shall be entitled to charge our account with, and add to and deem part of the Obligations, all costs and expenses incurred by you in connection with the preparation, execution, administration and enforcement of this Agreement (and all related instruments and documents), and all costs and expenses incurred by you in connection with the protection, maintenance, preservation and enforcement of the Obligations, the Collateral or the pledges, liens and security interests granted to you hereunder. The foregoing costs and expenses shall include, without limitation, all reasonable fees and expenses of your attorneys (both internal and external), all search fees, the cost of all public record filings and wire transfer charges.

                      VI.  EVENTS OF DEFAULT ACCELERATION

     6.1 All Obligations shall, at your option and notwithstanding any time or credit allowed by any instrument evidencing or representing same, be immediately due and payable without notice or demand upon the occurrence of any one or more of the following events of default ("Default"): (a) default in the payment or performance, when due or payable, of any of the Obligations including specifically, but without limitation, our failure to pay to you any Obligation due on demand when such demand is made; (b) default by any guarantor, endorser or other person liable on the Obligations under any guarantee, endorsement or other agreement of such person with, or in favor of, you; (c) our making any misrepresentation, orally or in writing, to you whether for the purpose of obtaining credit or an extension of credit, or otherwise; (d) any representation, warranty, or statement of fact made to you at any time by us or on our behalf being false or misleading in any material respect; (e) the discontinuance or suspension of the operation of our present business, our becoming insolvent, or our becoming unable to meet our debts as they mature, or our calling any meeting of creditors, or having a creditors' committee appointed, the commencement by or against us of any action, case or proceeding for relief under any provision of the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or other similar law, the rendition, issuance or filing of any injunction, attachment, judgment or lien against us or any of our property, or the appointment of a receiver, custodian or trustee of an kind for us or any of our property; (f) any change in our condition or affairs (financial or otherwise) or that of any endorser, guarantor or other person liable on the Obligations, that in your opinion impairs your security or increases your risk; or (g) failure to provide adequate and timely financial reports as provided in Paragraph 4.6 hereof.

                    VII.  RIGHTS AND REMEDIES AFTER DEFAULT

     7.1 Upon the occurrence of any Default and at any time thereafter if such or any other Default shall then be continuing you shall have the right (in addition to any other rights you may have under this Agreement or otherwise) without further notice to us, to appropriate, set off and apply to the payment of any or all of the Obligations, any or all Collateral, in such manner as you shall in your sole discretion determine, to enforce payment of the Obligations or any Collateral, to settle, compromise or release, in whole or in part, any amounts owing on the Collateral, to prosecute any action, suit or proceeding with respect to the Collateral, to extend the time of payment of any and all Collateral, to make allowances and adjustments with respect thereto, to issue credits in your or our name, to sell, assign and deliver the Collateral (or any part thereof), at public or private sale, for cash, upon credit or otherwise, at your sole option and discretion, and you may bid or become purchaser at any such sale, if public, free from any right of redemption which is hereby expressly waived. We agree that the giving of five (5) days notice by you, oral or sent by certified mail, return receipt requested, postage prepaid, to our address set forth below, designating the place and time of any public sale or of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be deemed to be reasonable notice thereof and we waive any other notice with respect thereto. The net cash proceeds resulting from the exercise of any of the foregoing rights or remedies shall be applied by you to the payment of the Obligations in such order as you may elect, and we shall remain liable to you for any deficiency.

     7.2 You shall have the right in your sole discretion to determine which rights or remedies, and in which order any of the same, are to be exercised, and you may at any time pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of them. You may, at all times, proceed directly against us to enforce payment of the Obligations and shall not be required to take any action of any kind to preserve, collect or protect your or our rights in the Collateral.

     7.3 The enumeration of the foregoing rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to, and not by way of limitation of, any other rights or remedies you may have under applicable law including the Uniform Commercial Code. The exercise of any right or remedy shall not preclude the exercise of any other right or remedy, all of which shall be cumulative and not alternative.

                                 VIII.  WAIVERS

     8.1 We hereby waive notice of dishonor, demand, presentment, protest and notice of protest with respect to any and all instruments included in or evidencing any of the Obligations or the Collateral, notice of acceptance hereof, notice of loans or advances made, credit extended, Obligations incurred, Collateral received or delivered, or any other action taken in reliance hereon, and any and all other demands and notices of any description, except such as are expressly provided for herein.

     8.2 No act, delay or omission on your part in exercising any right or remedy shall operate as a waiver of such or any other right or remedy. No single or partial waiver by you of any provision of this Agreement, or breach or default hereunder, or of any right or remedy shall operate as a waiver of such or any other provision, breach, default, right or remedy on a future occasion.

              IX.  EFFECTIVE DATE AND TERMINATION; APPLICABLE LAW

                    AND WAIVER OF JURY TRIAL; MISCELLANEOUS

     9.1 This Agreement shall become effective upon acceptance by you and shall continue in full force and effect until two (2) years from the date of such acceptance (the "Initial Term"), and from year to year thereafter, unless sooner terminated as herein provided. We may terminate this Agreement as of the anniversary of its effective date in any year after the Initial Term by giving you at least sixty (60) days' prior written notice, and may terminate during the Initial Term by giving you sixty (60) days written notice and paying to you, in addition to the then outstanding principal, accrued interest and any other charges due under this Agreement, (i) during the first year of the Initial Term, a termination charge in an amount equal to two percent (2%) of the Maximum Credit Facility, (ii) during the second year of the Initial Term, a termination charge in an amount equal to one percent (1%) of the Maximum Credit Facility. You shall have the right to terminate this Agreement at any time on ninety (90) days' notice, or immediately at any time upon the occurrence or during the continuance of a Default.

     9.2 No termination of this Agreement shall affect any rights of either of us, or any obligation of either of us to the other, under this Agreement, and the provisions hereof shall continue to be fully operative until all Obligations have been fully paid. Your security interest in, lien on and rights in the Collateral shall continue in full force and effect, notwithstanding any termination of this Agreement or the fact that our account may from time to time be temporarily in a credit position, until all Obligations have been paid in full. All representations, warranties, covenants, waivers and agreements contained herein shall survive any termination hereof.

     9.3 This Agreement together with any written and duly executed supplement, contains the entire understanding between us with respect to the subject matter hereof. Neither this Agreement nor any portion or provision hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of conduct, or in any manner other than by an agreement in writing, expressly referring hereto and signed by the party to be charged. The Section Titles

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

contained in this Agreement shall be without substantive meaning and are not a part of the agreement between the parties. We, if two or more in number, shall be jointly and severally bound hereunder.

     9.4 Except as otherwise provided herein, all notices, requests and demands hereunder shall be: (a) addressed to the party to be served at the address shown at the head hereof, or to such other address as either party may designate by written notice to the other in accordance with this provision; and (b) deemed to have been given or made: if by hand, immediately upon delivery; if by telex, telegram or telecopy, immediately upon sending; if by overnight delivery service, one day after dispatch; and if by ordinary mail or certified mail-return receipt requested, three (3) days after mailing.

     9.5 If any provision of this Agreement, including, without limitation, any provision relating to charges constituting interest payable by you under this Agreement, is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

     9.6 This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns, except that any obligation we may have under this Agreement shall not be assignable nor inure to any of your successors and assigns.

     9.7 This Agreement has been negotiated, executed and delivered at and shall be deemed to have been made at Charlotte, North Carolina. The loans provided for herein are to be funded and repaid, and this Agreement is otherwise to be performed at Charlotte, North Carolina. This Agreement shall be interpreted, and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of North Carolina. As part of the consideration for new value this day received, we hereby consent to the jurisdiction of any state or federal court located within the State of North Carolina and waive personal service of any and all process upon us, and consent that all such service of process be made by registered mail directed to us at the address shown on the execution page hereof or at such other address as may be designated by written notice to you and service so made shall be deemed to be completed upon actual receipt thereof. TO THE EXTENT PERMITTED BY LAW, WE WHEREBY MUTUALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS ARRANGEMENT OR ANY OTHER AGREEMENTS OR TRANSACTIONS BETWEEN US. Nothing contained herein shall affect your right to serve legal process in any other manner permitted by law or affect your right to bring any action or proceeding against us or our property in the courts of any other jurisdiction.

                                       Very truly yours,

ATTEST:                                KEWAUNEE SCIENTIFIC CORPORATION



/s/ Robert M. Cecchini                 By: /s/ Eli Manchester, Jr.
- -----------------------------              -----------------------------
Secretary

                                       Its: President & CEO
                                            ----------------------------


(Corporate Seal)
                                   Address:
                                           ----------------------------


Accepted at Charlotte, North Carolina
this 6th day of January, 1995.



ATTEST:                                THE CIT GROUP/BUSINESS CREDIT, INC.



                                       By: /s/ Jerry N. Jones
- -----------------------------              ------------------------------
Secretary

                                       Its: Sr. V.P.
                                            -----------------------------


(Corporate Seal)
No. 2639L
(05/11/94)
F105

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